Exhibit 10.38

FORM OF AMENDMENT TO PERFORMANCE SHARE UNIT AGREEMENT

This Amendment to Performance Share Unit Agreement (the “Amendment”) is by and between Red Hat, Inc. (the “Company”) and                          (the “Participant”).

Background

A.	The Company and Participant are parties to a Performance Share Unit Agreement relating to the grant by the Company to Participant of a number of target performance share units on October 16, 2007, a copy of which is attached hereto as Exhibit A (the “PSU Agreement”).

B.	The Company, at the direction of the Compensation Committee of the Company’s Board of Directors, and Participant wish to enter into this Amendment to correct a scrivener’s error contained in the PSU Agreement.

Now, therefore, the Company and Participant agree as follows.

Amendment

Section 3(c)(iii) of the PSU Agreement is hereby amended by deleting the table set forth therein and inserting in lieu thereof the following:

Average Percentile Rank	Payout Percentage
25% or less	200%
30%	175%
35%	150%
40%	125%
45%	110%
50%	100%
55%	90%
60%	75%
65%	50%
70%	25%
More than 70%	0%

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the last date set forth below.

RED HAT, INC.	EXECUTIVE

By:
Name:	Name:
Title:	Date:
Date: